EXHIBIT 99

FOR IMMEDIATE RELEASE

Contacts:

Judy Wawroski	Rosanne Palacios
Vice President	Vice President of Marketing
International Bancshares Corporation	International Bancshares Corporation
(956) 722-7611 (Laredo)	(956) 722-7611 (Laredo)

INTERNATIONAL BANCSHARES CORPORATION ANNOUNCES

CASH AND STOCK DIVIDENDS

LAREDO, TX,  April 3, 2007 - International Bancshares Corporation (“IBC”) announced that the Board of Directors approved the declaration of a 35 cents per share cash dividend, for shareholders of record as of the close of business on April 16, 2007, payable on May 1, 2007.  At the same time, IBC announced the declaration of a 10% stock dividend for all holders of Common Stock, $1.00 par value, of record on May 21, 2007, payable on June 8, 2007.  “These dividends were made possible because of the performance of IBC for 2006”, said Dennis E. Nixon, Chairman and President of IBC.

It is the inclination of the Board to continue to declare these dividends.  However, any declaration of future dividends will depend upon IBC’s financial position, acquisition opportunities, and general business conditions at the time.

IBC (NASDAQ:IBOC - News) is a $10.9 billion multi-bank financial holding company headquartered in Laredo, Texas, with over 230 facilities and over 360 ATMs serving more than 80 communities in Texas and Oklahoma.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties detailed in IBC’s filings with the Securities and Exchange Commission.

Copies of IBC’s SEC filings and Annual Report (as an exhibit to the 10-K) may be downloaded from the SEC filings site located at http://www.sec.gov/edgar.shtml or IBC’s website at http://www.ibc.com.